UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            September 13, 2016

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2016, the shareholders of AMREP Corporation (the “Company”), at the Company’s 2016 Annual Meeting of Shareholders, approved the AMREP Corporation 2016 Equity Compensation Plan (the “Plan”). The Plan will become effective on September 20, 2016. The Plan terminates on, and no award will be granted under the Plan on or after, September 19, 2026; provided, however, that the Company’s Board of Directors (the “Board”) may, at any time prior to that date, terminate the Plan.

The Plan is administered by the Compensation and Human Resources Committee of the Board or a subcommittee thereof (the “Committee”). All directors and employees of the Company or its affiliates are eligible to receive awards under the Plan, including the Company’s named executive officers, Rory Burke, Clifford R. Martin and Christopher V. Vitale.

Awards under the Plan may be made to eligible persons in the form of options, restricted stock, restricted stock units, deferred stock units, stock appreciation rights, dividend equivalent rights and other forms of equity-based awards, as contemplated in the Plan. With respect to option awards, the exercise price of the option is required to be at least 100% of the fair market value of a share of the Company’s common stock, par value $0.10 per share (“Common Stock”) on the grant date. The aggregate maximum number of shares of Common Stock that may be granted under the Plan is 500,000 shares, subject to adjustment in the event there is a merger, consolidation, stock split, reclassification, recapitalization or similar transaction with respect to the Common Stock.

The maximum number of shares of Common Stock that may underlie options granted in any calendar year to any eligible participant under the Plan, other than any non-employee director of the Company or its subsidiaries (each a “Director”), may not exceed 50,000 shares. The maximum number of shares of Common Stock that may underlie awards issued under the Plan, other than options, granted in any calendar year to any eligible participant under the Plan, other than any Director, may not exceed 30,000 shares. The maximum number of shares of Common Stock that may underlie options granted in any calendar year to any Director may not exceed 25,000 shares. The maximum number of shares of Common Stock that may underlie awards issued under the Plan, other than options, granted in any calendar year to any Director may not exceed 15,000 shares.

Awards under the Plan may be subject to the attainment of objective performance goals that are established by the Committee and, with respect to awards to executive officers of the Company, may be made with the intention of qualifying as “performance-based” compensation (“Performance-Based Compensation”) under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), thereby exempting such awards from the limitations in Section 162(m) on the tax deductibility of certain compensation paid to executive officers in excess of $1,000,000 (“Performance-Based Compensation Rules”).

For awards intended to qualify as Performance-Based Compensation, performance goals will be based on one or more of the following business criteria (which may be determined for these purposes either by reference to the Company as a whole or by reference to any one or more of its subsidiaries, operating divisions or other operating units): stock price, revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues, productivity, level of managed assets and near or long-term earnings potential, or any variation or combination of the preceding business criteria. In addition, the Committee may utilize as an additional performance measure (to the extent consistent with the Performance-Based Compensation Rules) the attainment by a participant of one or more personal objectives and/or goals that the Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility.

On September 13, 2016, the Board approved the Form of Deferred Stock Unit Agreement to be used for awards of deferred stock units under the Plan and a sub-committee of the Compensation and Human Resources Committee of the Board approved the Form of Restricted Stock Award Agreement to be used for awards of restricted stock under the Plan.

As discussed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on August 5, 2016, (1) on the last trading day of calendar year 2016, each non-employee member of the Board shall be issued the number of deferred stock units of the Company under the Plan equal to $15,000 divided by the closing price per share of Common Stock, reported on the New York Stock Exchange on such date and (2) on the last trading day of each calendar year after calendar year 2016, each non-employee member of the Board shall be issued the number of deferred stock units of the Company under the Plan equal to $20,000 divided by the closing price per share of Common Stock reported on the New York Stock Exchange on such date.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Form of Deferred Stock Unit Agreement and Form of Restricted Stock Award Agreement are attached hereto as Exhibits 10.2 and 10.3.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders of the Company was held on September 13, 2016. At the meeting, shareholders holding an aggregate of 6,012,789 shares of common stock, par value $.10, of the Company out of a total of 8,071,454 shares outstanding and entitled to vote, were present in person or represented by proxy.

At the meeting, Robert E. Robotti was elected as a director of the Company in Class II by the final votes set forth opposite his name, to hold office until the 2019 Annual Meeting of Shareholders and until his successor is elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Robert E. Robotti	5,973,877	38,912	0

In addition, the following proposals were voted on and approved at the meeting:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Adoption of the AMREP Corporation 2016 Equity Compensation Plan	3,796,188	2,161,371	55,230	0
Advisory vote on the compensation paid to the Company’s named executive officers	3,798,713	2,158,915	55,161	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	AMREP Corporation 2016 Equity Compensation Plan.
10.2	Form of Deferred Stock Unit Agreement under the 2016 Equity Compensation Plan.
10.3	Form of Restricted Stock Award Agreement under the 2016 Equity Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: September 15, 2016	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.1	AMREP Corporation 2016 Equity Compensation Plan.
10.2	Form of Deferred Stock Unit Agreement under the 2016 Equity Compensation Plan.
10.3	Form of Restricted Stock Award Agreement under the 2016 Equity Compensation Plan.